                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
                                             Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             ANTHANOR GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

         -----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                              ATHANOR GROUP, INC.
                           921 East California Avenue
                           Ontario, California  91761
                                 (909) 467-1205



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 22, 1996
-------------------------------------------------------------------------------


To the Shareholders of ATHANOR GROUP, INC.


    You are cordially invited to attend the Annual Meeting of Shareholders of Athanor Group, Inc., a California corporation (the "Company"), which will be held at the Pasadena Hilton Hotel, 150 South Los Robles Avenue, Pasadena, California 91101 at 11:00 a.m., on April 22, 1996, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

    1. To elect a board of five (5) directors to serve until the next annual meeting of the Company's shareholders and until their successors have been elected and qualify; and

    2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Shareholders of record of the Company's Common Stock at the close of business on March 15, 1996, the Record Date fixed by the Board, are entitled to notice of and to vote at, the Meeting.

    THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY SHAREHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT AT ANY TIME BEFORE IT IS VOTED.

                                   By order of the Board of Directors




                                   Duane L. Femrite
                                   President

Pasadena, California
March 22, 1996

                              ATHANOR GROUP, INC.
                           921 East California Avenue
                           Ontario, California  91761
                                 (909) 467-1205
-----------------------------------------------------------------------------

                                PROXY STATEMENT

          Approximate Date Proxy Material First Sent To Shareholders:

                                 March 22, 1996

-----------------------------------------------------------------------------



    The Following information is provided in connection with the solicitation of proxies for the Annual Meeting of Shareholders of Athanor Group, Inc. (the "Company") to be held on April 22, 1996, and any adjournment or adjournments thereof (the "Meeting"), for the purposes stated in the Notice of Annual Meeting of Shareholders preceding this Proxy Statement.




                     SOLICITATION AND REVOCATION OF PROXIES


    A form of proxy is being furnished by the Company to each common shareholder, and, in each case, is solicited on behalf of the Board of Directors (the "Board") of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositories, and other fiduciaries, for costs incurred in forwarding soliciting material to their principals. Members of the management of the Company may solicit some shareholders in person, or by telephone, or by telegraph, following solicitations of this Proxy Statement, but will not be separately compensated for such solicitation services.


    Proxies duly executed and returned by common shareholders and received by the Company before the Meeting and not revoked will be voted: FOR the election of all five (5) of the nominee-directors specified herein unless contrary choices are specified. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of the Company.

    If any shareholder gives notice at the Meeting prior to commencement of voting that the shareholder intends to cumulate his or her votes, then the directors shall be elected by the cumulative voting method. In such event, the shareholders shall have the right to cast that number of votes equal to the number of shares which they hold multiplied by the number of directors to be elected by them; i.e., for the purpose of this election, five votes for each share. Each shareholder may cast the whole number of votes for one candidate, or distribute them among two or more candidates. The persons named in the accompanying proxy will have discretionary authority to cumulate votes in the election of directors in favor of one or more candidates.

    Your execution of the enclosed proxy will not affect your rights as a shareholder to attend the Meeting and to vote in person. Any shareholder giving a proxy has a right to revoke it at any time by either (a) a later-dated proxy, (b) a written revocation sent to and received by the Secretary of the Company prior to the Meeting, or (c) attendance at the Meeting and voting in person.




                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


    The Company had outstanding 1,471,434 shares of common stock (the "Common Stock") as of the close of business on March 15, 1996 (the "Record Date").
Only holders of Common stock of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held by him/her, except that in the selection of directors, each holder of Common Stock has cumulative voting rights. Voting on all matters, other than election of directors, submitted for approval by the shareholders at the Meeting will be on a noncumulative basis.

    There are no other classes of voting securities of the Company other than the Common Stock. Representation at the Meeting by the holders of the majority of the outstanding shares of Common Stock of the Company, either by personal attendance or by proxy, will constitute a quorum.

    The following table sets forth, as of the Record Date, information concerning: (a) beneficial ownership of voting securities of the Company by the persons who are known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock; (b) beneficial ownership of voting securities of the Company by each director, nominee for director and by all directors and officers as a group; and (c) the percentage of the total votes held by each person and group described in subparagraphs (a) and (b), immediately above.


                                                                             Amount and Percentage of
                                                                               Beneficial Ownership
                                                                            ---------------------------
           Title               Name and Address of                          Number of        Percent of
         of Class               Beneficial Owner                             Shares             Class
        ----------        -------------------------------                   ---------          --------
         Common           Gregory J. Edwards                                   11,000              .7%
         Stock            3109 Rolling Stone Road
                          Oklahoma City, Oklahoma  73120

         Common           Duane L. Femrite                                    253,713            17.2%
         Stock            3452 East Foothill Blvd., Suite 417
                          Pasadena, California  91107

         Common           William H. Harris, Jr.  (3)                          51,050             3.5%
         Stock            302 Las Palmaritas
                          Phoenix, Arizona  85021

         Common           Richard A. Krause                                   256,983            17.5%
         Stock            3452 East Foothill Blvd., Suite 417
                          Pasadena, California  91107

         Common           Robert W. Miller  (1)  (2)                          164,912            11.2%
         Stock            3452 East Foothill Blvd., Suite 417
                          Pasadena, California  91107


         Common           All Officers and Directors                          737,658            50.1%
         Stock            as a Group (5 persons)
---------------------------------------------

         (Footnotes on next page)

    All shares are owned either directly or beneficially by the owner named in the table except as otherwise indicted in a footnote below.

    Percentages of class are based on the number of shares of Common Stock outstanding on March 15, 1996. There was 1,471,434 shares of Common Stock outstanding on March 15, 1996.

    None of the officers or directors of the Company has options to acquire any shares of Common Stock of the Company. Messrs. Miller, Femrite and Krause, are the only persons known to the Company to beneficially own more than five percent (5%) of its Common Stock.

    The Company knows of no contractual arrangements which may at a subsequent date result in a change in control of the Company.

_____________________________
    (Footnotes)

    (1) Includes 160 shares of Common Stock owned by Mr. Miller's two minor children, as to which Mr. Miller disclaims beneficial ownership.

    (2)          Does not include 24,000 shares of Common Stock owned by Mr.
                 Miller's father as to which Mr. Miller disclaims beneficial ownership.

    (3) Includes 41,050 shares of Common Stock owned by The Harris Family Irrevocable Trust.




                      NOMINATION AND ELECTION OF DIRECTORS


    The Company's directors are to be elected at each annual meeting of shareholders. The Company's Bylaws authorize between three (3) and seven (7) directors, the exact amount to be determined by the Board. At this Meeting FIVE (5) directors, making up the entire membership of the Board of the Company, are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and qualify. The nominees for election as directors at this Meeting are set forth in the table below and are all recommended by management of the Company. Each of the nominees has consented to serve as a director if elected.

    In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board.

    The FIVE nominee-directors receiving the highest number of votes cast at the Meeting will be elected as the Company's directors to serve until the next annual meeting of shareholders and until their successors are elected and qualify. Subject to certain exceptions specified below, holders of Common Stock of record on the Record Date are entitled to cumulate their votes in the election of the Company's directors (i.e., they are entitled to the number of votes as determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes as they so determine for one person or spread their votes among two or more persons as they see fit. No shareholder shall be entitled to cumulate votes for a given candidate for director unless such candidate's name has been placed in nomination prior to the vote and the shareholder has given notice at the Meeting, prior to the voting, of the shareholder's intention to cumulate his/her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board. Accordingly, the person named in the accompanying proxy will have discretionary authority to cumulate votes in the election of directors in favor of one or more candidates.

    The following tables list the nominees for election as directors and shows certain information concerning each nominee, including the number of shares of Common Stock of the Company beneficially owned, directly or indirectly, by such nominee as of the Record Date:



                                            Principal                                           Director
           Name                            Occupation                               Age           Since
--------------------------------------------------------------------------------------------------------
      Gregory J. Edwards              Director                                       51           1990

      Duane L. Femrite                President, Chief Executive Officer,            51           1985
                                      Chief Financial Officer
                                      of the Company

      William H. Harris, Jr.          Director                                       51           1986

      Richard A. Krause               Vice President of the Company                  60           1992
                                      President, Alger Manufacturing
                                      Company, Inc.

      Robert W. Miller                Chairman of the Board,                         53           1976
                                      Secretary of the Company
--------------------------------------------------------------------------------------------------------


                                           Number of Shares                            Percent
                                                   of                                     of
           Nominee (1)                     Common Stock (2)                             Class
----------------------------------------------------------------------------------------------
      Gregory J. Edwards                         11,000                                   .7%

      Duane L. Femrite                          253,713                                 17.2%

      William H. Harris, Jr.                     51,050  (3)                             3.5%

      Richard A. Krause                         256,983                                 17.5%

      Robert W. Miller                          164,912  (4) (5)                        11.2%
----------------------------------------------------------------------------------------------


    (Footnotes)


    (1) The Company has a nominating committee for directors of the Board. Management's nominees for election as directors at the Meeting were recommended by the Nominating Committee and approved by the Board of the Company.

    (2) All shares are owned directly by the director named in the table except as otherwise indicated in a footnote below.

    (3) Includes 41,050 shares of Common Stock owned by The Harris Family Irrevocable Trust.

    (4) Includes 160 shares of Common Stock owned by Mr. Miller's two minor children, as to which Mr. Miller disclaims beneficial ownership.

    (5)          Does not include 24,000 shares of Common Stock owned by Mr.
                 Miller's father as to which Mr. Miller disclaims beneficial ownership.



    Listed below are descriptions of the business experience for at least the past five years for each director and officer listed in the preceding table. Unless otherwise described below, none of the following persons (i) is related in any way, or (ii) has been involved in certain legal proceedings in the past five years.


GREGORY J. EDWARDS        President and Chief Executive Officer of CASS Corp.
                          ("CASS") since January 1993.  CASS owns several
                          manufacturing companies: Nelco Mfg. Corp., a
                          manufacturer of portable shotblasting equipment;
                          Milamar Coatings, Inc., a producer of
                          poxy coating products used in the industrial and
                          commercial seamless floor coating business; Berry
                          Corp., a manufacturer of equipment for the
                          maintenance and marking of pavement services,
                          specializing in designing and manufacturing
                          joint/crack

                          sealers and thermoplastic melting equipment; and Government Services Division (formerly known as R.
                          T. Nelson Painting Service, Inc.) a government contractor involved with surface preparation and re-coating for U.S. Naval ships and portable landing mats. Between July 1991 and January 1993, Mr.
                          Edwards was self-employed as a financial consultant and investor. Previously, he was an investment banker with Stephens, Inc. of Little Rock, Arkansas from mid-1990 to July 1991.

DUANE L. FEMRITE          President, Chief Executive Officer of the Company
                          since April 1995, Chief Operating Officer from
                          January 1987 to April 1995, and Chief Financial
                          Officer since December 1982.  Secretary of the
                          Company from October 1984 to April 1995 and
                          Director of the Company since December 1985.
                          Chairman of the Board and Chief Executive Officer
                          of Alger since September 1986 and October 1987
                          respectively.  Director of Core Software Technology
                          from November 1993 to March 1995. Mr. Femrite is a
                          Certified Public Accountant.

WILLIAM H. HARRIS, JR.    Account executive with Dean Witter Reynolds, Inc.
                          in Phoenix, Arizona since October 1992.  President
                          of Sun Rental and Sales, Inc. a construction
                          equipment sales and rental company located in Yuma,
                          Arizona from July 1978 to September 1992.  President
                          of El Camino Rentals, Inc., Temecula, California from
                          June 1989 to January 1990.

RICHARD A. KRAUSE         Director and Vice President of the Company since
                          December 1992.  President and Chief Operating Officer
                          of Alger Manufacturing Company, Inc. since 1987.

ROBERT W. MILLER          Chairman of the Board since 1976 Chief Executive
                          Officer of the Company from 1976 to April 1995
                          Corporate Secretary since April 1995 Director and
                          Vice President of Alger since 1986.  Director of
                          Image Data Corporation since 1988 and Chief
                          Operating Officer from May 1990 to July 1992.
                          Elected Chief Executive Officer of Image Data
                          Corporation on January 7, 1993.  Director of Core
                          Software Technology since September 1991.  Director
                          of OneCard International since 1988 and elected
                          Chairman and Chief Executive Officer of this company
                          in September 1992.

                          In March 1992 Image Data Corporation filed a bankruptcy petition. Its Plan of Reorganization was confirmed in April 1993 and became effective in 1994.





    Directors of the Company are elected annually. The present term of office of each director will expire at the next annual meeting of shareholders of the Company or at such time as his successor is duly elected and qualifies.

    The Company has a Compensation Committee, Audit Committee, and a Nominating Committee. The Compensation Committee consists of William H. Harris, Gregory Edwards, and Duane L. Femrite. The Compensation Committee reviews and makes recommendations for the compensation of the Company's officers. The Audit Committee consists of William H. Harris and Gregory Edwards. The Audit Committee works with the Company's auditors in the preparation of the Company's annual financial statements and report. The Nominating Committee consists of Duane L. Femrite, William H. Harris, and Richard A. Krause. The Nominating Committee reviews and makes recommendations to the Board for director nominees Outside directors who are members of these committees will receive $50 for each committee meeting attended which takes place on a day on which the full board does not meet. During 1995 each committee held one (1) meeting.




                          TRANSACTIONS WITH MANAGEMENT


LOANS AND INVESTMENTS IN CORE SOFTWARE TECHNOLOGY (CORE) AND IMAGE DATA CORPORATION (IDC)

    The Company is the single largest shareholder of Core owning 2,120,070 shares of Core's outstanding capital stock which shares represent approximately 21.5% of the issued and outstanding shares of Core's capital stock (assuming the options to purchase additional shares of the capital stock of Core owned by the Company and others are not exercised). An aggregate of 1,426,150 of the shares of Core owned by the Company are held in an escrow account established in connection with the Core Private Placement, which shares are to be released to the Company upon Core meeting certain minimum pre-tax income requirements in either 1996, or 1997. If these requirements are not met by April 30, 1998, all escrowed shares will be returned to Core and the Company will have no further interest in such escrowed shares.

    The Company has also provided a portion of the working capital requirements of Core during fiscal 1995, in the form of a series of loans to Core in the aggregate principal amount of $123,500. The Company accounts for its investment in Core using the equity method of accounting, which requires the Company to record its share of Core's earnings or losses. During fiscal 1995, the Company reduced the loans to zero because of losses incurred by Core. Subsequent to the Company's fiscal year end, the Company made additional loans to Core in the amount of $50,000.


    In addition to loans to Core, the Company made a series of loans to Image Data Corporation (IDC), predecessor to Core, from December 1990 to November 1991 aggregating $661,520 (the IDC loans). The IDC Loans were evidenced by promissory notes bearing interest at the rate of 14% per annum (8% per annum subsequent to IDC's Chapter 11 discussed below), which notes were secured by all of the assets of IDC, including a first priority security interest in 858,863 shares of the common stock of Core owned by IDC, and which notes were also secured by substantially all of the assets of Core.

    In March 1992, IDC filed a petition for relief seeking protection under Chapter 11 of the federal bankruptcy laws. A plan of reorganization sponsored by IDC and its secured creditor (the "Plan") was later approved and confirmed in April 1993 and became effective in June 1994. The Plan provides that, in payment of its claim with respect to the IDC Loans, the Company will receive 50% of the proceeds payable to IDC under the Distribution Agreement until the amount due to the Company is paid in full. Payments are to be made to the Company every calendar quarter. Pursuant to the Distribution Agreement, Core is obligated to pay to IDC royalty payments equal to a declining percentage of the annual revenues of Core from all sources. The royalty payments, originally scheduled to be paid through 1995 were extended to 1997. From inception of the Distribution Agreement through December 31, 1995, Core paid an aggregate of approximately $49,500 to IDC. If the total gross revenues payable to IDC under the Distribution Agreement do not meet or exceed certain minimum percentages of the total gross revenues projected to be received by IDC under the Plan, then IDC shall be deemed to have defaulted and the Company will be entitled to exercise its rights as a secured creditor.

    In October 1994, with the full $661,520 of principal amount of the IDC Loans still outstanding, the Company determined to foreclose on a portion of the collateral which the Company held to secure the IDC Loans. Accordingly, the 858,863 shares of the common stock of Core owned by IDC and held by the Company as collateral to secure the IDC Loans were sold in a foreclosure sale. At such foreclosure sale the Company purchased all of such shares of the common stock of Core for an aggregate purchase price of $100,000. Accordingly, an aggregate of $561,520 principal balance, plus accrued, at 8% per annum, but unrecorded interest from January 1 ,1994, still remains outstanding under the IDC Loans. The Company has provided a 100% loss provision on the IDC Loans. The Company maintains a security interest in the remaining assets of IDC to secure repayment of the IDC Loans and in all of the assets of Core; however, pursuant to a standstill agreement with Core entered into in connection with the Core Private Placement, the Company has agreed not to foreclose on the assets of Core which secure the IDC Loans until on or after April 1, 1996.

    Robert W. Miller, the Chairman of the Board of the Company, has served on the Board of Directors of Core since its formation and on the Board of Directors of IDC since 1988. Until July 1992 Mr. Miller was the Chief Operating Officer of IDC. Mr. Miller is currently serving as Chief Executive Officer of IDC. Mr. Miller's primary function as Chief executive Officer of IDC is to oversee the implementation of the Plan.

    Duane L. Femrite, the President and Chief Executive Officer of the Company, served on the Board of Directors of Core from November 1993 to March 1995.

    Mr. Miller as a director of Core, and Mr. Femrite during his tenure, were entitled to receive $500 per month and $1000 per board meeting attended and each committee meeting not held in conjunction with a board meeting. In addition, they were to be reimbursed for all business related expenses associated with their duties as a director of Core.

    During 1993, all cash compensation payable to Mr. Miller and Mr. Femrite from Core was deferred. After the Closing of the Core Private Placement, R & D Financial, a California general partnership of which Messrs. Miller and Femrite are the general partners ("R&D"), which partnership was assigned the right to receive all directors fees in connection with Messrs. Miller and Femrite serving as directors of Core, received payment of Core director's fees (including deferred fees) in the form of $37,500 in cash and $22,000 in the form of 22,000 shares of the common stock of Core. In addition, R&D rendered certain consulting services to Core in 1994 in connection with assisting Core in raising bridge financing from unaffiliated third parties. In connection with such consulting services, R&D received an aggregate of $18,000 in cash from Core. During 1995, all cash compensation payable to Mr. Miller and Mr. Femrite from Core was deferred.

    Mr. Miller was to have received $4,000 per month from IDC with respect to his services rendered to IDC in accordance with the Plan commencing in April 1993, but has received no compensation to date. Such compensation may be paid to Mr. Miller in the future.

    Mr. Femrite and Mr. Miller have a beneficial ownership interest in 242,986 shares of the common stock of Core owned by R&D. In addition, R&D holds stock options entitling it to purchase an additional 122,000 shares of Core common stock at a price of $1 per share. Mr. Miller has a beneficial ownership interest in 23,929 shares of the common stock of Core as well as options to purchase 46,887 shares of the common stock of Core at $1 per share.

    Mr. Miller has a beneficial interest in less than 1% of IDC's outstanding shares. In addition, Mr. Miller is owed $90,000, plus accrued interest at 8%, for cash advanced by him to IDC. R&D is owed approximately $95,000 by IDC for services rendered by Mr. Miller.

    The Company owns less than 4% of the outstanding shares of the capital stock of IDC and has options, which expire in February 1996, to acquire additional shares of the capital stock of IDC. Because the only remaining asset of IDC is essentially its rights under the Distribution Agreement, which agreement will expire at the end of 1997, management believes such options to purchase the stock of IDC to be of little, if any value, and management cannot foresee any circumstances which would cause the Company to exercise its options to purchase the capital stock of IDC.

    The Internal Revenue Service ("IRS") has served Mr. Miller personally with a Notice of Levy with respect to approximately $400,000 in taxes and penalties purportedly owed by IDC. In connection therewith, the IRS has collected approximately $30,000 from Mr. Miller and currently collects $500 per month from Mr. Miller. Mr. Miller has advised the Company that he disputes the IRS levy and responsibility for payment of IDC's taxes.

    On September 7, 1995 the Company made a loan to Mr. Miller in the principal amount of $25,000. The loan bears interest at the rate of 10% per annum and is secured by 25,000 shares of the common stock of Registrant. The loan is due and payable, together with accrued interest thereon, on the one year anniversary of the making of the loan.

                     REMUNERATION OF OFFICERS AND DIRECTORS


Executive Compensation

    The following table sets forth all plan and non-plan compensation awarded to, earned by, or paid to the Company's four most highly compensated executive officers, each of whose annual salary and bonus was in excess of $100,000 and to the Company's Chief Executive Officer regardless of compensation level, for services to the Company during the three fiscal years ended October 31, 1995.

                              ANNUAL COMPENSATION
                              -------------------

    Name and Principal
         Position                                Year            Salary            Bonus          Other(1)
  --------------------------------------------------------------------------------------------------------
  Duane L. Femrite                               1995           $129,038          $10,000         $3,826
    President, Chief Executive                   1994            125,000           24,000          3,124
    Officer and Chief Financial                  1993            123,270           15,000          3,082
    Officer

  Richard A. Krause                              1995           $141,673          $41,066         $4,748
    Vice President and                           1994            125,000           48,283          3,732
    President of Alger                           1993            122,406           24,000          3,261
    Manufacturing Co., Inc.

  Robert W. Miller                               1995           $125,000          $10,000         $1,250
    Chairman of the Board                        1994            125,000           24,000          1,250
    Corporate Secretary                          1993            123,270           15,000          1,232
    (Footnotes)

    (1) Other compensation includes contributions made to the Company's 401-K Plan. Does not include use of automobile paid for by the Company.


Employment Agreements

    Effective January 1, 1991, the Company entered into written employment agreements with Robert W. Miller, as Chairman of the Board and Chief Executive Officer, and Duane L. Femrite, as President, Chief Operating Officer, Chief Financial Officer, and Secretary of the Company. Effective January 1, 1993, Alger entered into a written agreement with Richard A. Krause as President and Chief Operating Officer. Each of the employment agreements are identical as to their terms except for the description of the duties which each employee is to provide.

    Each agreement is for an initial term of five (5) years, renewable automatically for additional one (1) year periods unless either the employee, the Company, or Alger wishes to terminate it. The employment agreements for Robert W. Miller and Duane L. Femrite were automatically renewed ,on January 1, 1996, for an additional year.

    The agreements provide that the salaries of the employees shall be determined by the Board of Directors but may not be less than the salary paid in the preceding year. Each employee shall be entitled to the use of an automobile at the Company's expense and shall be entitled to all benefits and perquisites available to the Company's other employees.

    If the agreement terminates because of the death of the employee, then the employee's heirs and/or successors shall continue to receive the employee's salary, monthly, for a period of twelve (12) months. If the agreement should terminate for any reason other than cause or death of the employee, including, without limitation, employee's voluntary termination, the Company shall pay the employee a lump sum payment equal to employee's then monthly salary multiplied by the number of years during which the employee was employed by the Company, or Alger, as the case may be, prorated for any partial year of employment. Payment is limited to twenty-four (24) years of employment.

    The agreements permit the employee to engage in other employment or business opportunities provided that such outside activities do not interfere with employee carrying out his duties to the Company, are not competitive with the Company, and do not result in employee breaching any of his fiduciary obligations to the Company or its shareholders.


Directors' Remuneration

    Outside Directors are to receive fees of $300 per month and $500 per meeting attended. In 1994 the Board established a Nominating Committee, which Committee is charged with the responsibility of nominating a slate of candidates to serve as directors of the Company. Outside directors on the Compensation Committee, Audit Committee, and Nominating Committee receive $50 for each meeting attended when such committee meetings are held on a day which the full Board does not meet. The Audit Committee, Nominating Committee, and Compensation Committee met once in 1995.




                             SHAREHOLDER PROPOSALS


    Shareholders who wish to present proposals for action at the 1997 Annual Meeting should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals of shareholders intended to be presented at the 1997 Annual Meeting (a) must be received by the Secretary no later than December 20, 1996, for inclusion in next year's proxy statement and proxy card, and (b) must satisfy the applicable conditions established by the Securities and Exchange commission for shareholder proposals.

     COMPLIANCE WITH SECTION 16 (A) OF THE SECURITIES EXCHANGE ACT OF 1934


    Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock to file with the Securities Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. To the Company's best knowledge, all the Company's directors, executive officers, and persons owning more than 10% of the Company's Common Stock filed all required reports required by section 16 (a) on a timely basis.




                         ANNUAL REPORT TO SHAREHOLDERS


    The Company's Annual Report to shareholders for the fiscal year ended October 31, 1995 (the "Annual Report"), which includes audited financial statements and schedules thereto, is being mailed with this Proxy Statement to stockholders as of the Record Date. The Annual Report to the shareholders is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.




                                 OTHER MATTERS

    The Management of the Company does not know of any other matters which are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgments.

                    FORM 10-KSB AND EXHIBITS TO FORM 10-KSB


Copies of the Company's Form 10-KSB and the exhibits to the Company's Form 10-KSB for the fiscal year ended October 31, 1995, as filed with the Securities and Exchange Commission, will be furnished to any person from whom the accompanying proxy is solicited upon written request to the Company's Secretary at Athanor Group, Inc., 921 East California Avenue, Ontario, California 91761. A copying charge of $.25 per page will be made for each page of the exhibits requested.



                                         BY ORDER OF THE BOARD OF DIRECTORS




                                         Duane L. Femrite
                                         President

Ontario, California
March 22, 1996





SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

PROXY                         ATHANOR GROUP, INC.
                           921 East California Avenue
                           Ontario, California 91761

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Duane L. Femrite as Proxy, with the power to appoint his substitute and with full power to act alone, and hereby authorizes him to represent and vote as designated below, all the shares of Common Stock of Athanor Group, Inc. held of record by the undersigned on March 15, 1996 at the Annual Meeting of Shareholders to be held on April 22, 1996.

1. ELECTION OF DIRECTORS:

   [ ] FOR all nominees listed below              [ ] WITHHOLD AUTHORITY to vote
       (except as marked to the contrary below)       for all nominees listed
                                                      below

(INSTRUCTION: to withhold authority to vote for any individual nominee mark the box next to the nominee's name below.)

 [ ] Robert W. Miller       [ ] Duane L. Femrite     [ ] William H. Harris, Jr.

                [ ] Gregory J. Edwards     [ ] Richard A. Krause

2. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

                     (PLEASE SIGN AND DATE ON REVERSE SIDE)

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1.

                                                  Dated:             , 1996
                                                        -------------

                                                  -------------------------
                                                          Signature

                                                  -------------------------
                                                  Signature if held jointly

                                                  Please sign exactly as name
                                                  appears in the left. When
                                                  shares are held by joint
                                                  tenants, both should sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.


           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE